REA Project Designation

                            TENNESSEE 521-C
                            ---------------



                               AMENDMENT

                     Dated as of February 15, 1954

                                  to

                       TELEPHONE LOAN CONTRACT

               Dated as of October 15, 1951, as amended,

                               between

                    DEKALB TELEPHONE COOPERATIVE

                                and

                      UNITED STATES OF AMERICA

           Identified as form of document presented to and approved by the board of directors of the above named corporation at a meeting held May 6, 1954


                                            /s/ M. Robinson
                                           -------------------------
                                            Secretary of Meeting





                      DEPARTMENT OF AGRICULTURE

                 RURAL ELECTRIFICATION ADMINISTRATION

No. A

       AGREEMENT, made as of February 15, 1954, pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. 901 et seq.) (hereinafter called the "Act"), between DEKALB TELEPHONE COOPERATIVE (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Tennessee, and UNITED STATES OF AMERICA (hereinafter call the "Government"), acting through the Administrator of the Rural Electrification Administration (hereinafter called the "Administrator").

       WHEREAS, the Government and the Borrower have entered into a certain telephone loan contract dated as of October 15, 1951, and a certain amendment thereto dated as of March 9, 1953 (said telephone loan contract as so amended, being hereinafter called the "Loan Contract"), providing for the lending by the Government and the borrowing by the Borrower of an amount not in excess of $352,000, to finance, partially, the construction and operation of a telephone system in rural areas to bring telephone service to approximately 691 subscribers, and intend by this agreement to amend the Loan Contract by increasing the aggregate amount and intend by this agreement to amend the Loan Contract by increasing the aggregate amount of the loan therein provided for by an amount not in excess of $106,000, by increasing the number of subscribers to be served by approximately 230 additional subscribers, and in certain other respects;

       NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Government and the Borrower agree as follows:

       SECTION 1. Section 1.1 of article I of the Loan Contract is amended to read as follows:

       SECTION 1.1.   Amount and Purpose.   For the purpose of furnishing
telephone service in rural areas, the Government shall lend and the Borrower shall borrow an amount not in excess of $458,000 which, together with the sum of $18,255, to be deposited by the Borrower in the "Special Construction Account" hereinafter defined and provided for in Section 2.4, shall be used to finance, pursuant to the provisions of the Act, the acquisition, construction and operation of telephone lines and facilities (hereinafter called the "Project") to serve approximately 921 subscribers and to be located in the Counties of Cannon, DeKalb, Smith and Wilson, and in counties contiguous thereto, all in the State of Tennessee.

       SEC. 2.   Section 2.1 of article II of the Loan Contract is amended
by adding thereto a new subsection lettered and reading as follows:

       (C) Prerequisites to Advances on Account of Additional Loan of $106,000. The Government shall be under no obligation to advance any portion of the increase of $106,000 in the amount of the Loan provided for in an agreement, dated as of February 15, 1954, made by and between the Borrower and the Government (said increase in the amount of the loan being hereinafter called the "C Loan") unless and until the Borrower shall have submitted evidence, satisfactory to the Administrator, that:

               (1)   it has adopted a revised rate schedule
       satisfactory to the Administrator, which will provide revenues sufficient to meet all necessary expenditures, including all interest and principal payments under the notes;

               (2) it has obtained all franchises required by law from incorporated municipalities in which the Project is or will be located;

               (3) it has obtained commitments or contracts, in form and substance satisfactory to the Administrator, covering all necessary toll traffic, operator assistance and extended area services, to be furnished by connecting companies, as well as all necessary joint use of facilities with other companies as may be necessary for the construction or proper operation of the Project;

               (4)   it has amended its bylaws, in form and
       substance satisfactory to the Administrator;

               (5) it has complied with all laws and regulations applicable to the issuance or sale of membership certificates in the Borrower and of equity certificates, such certificates to be in form and substance satisfactory to the Administrator;

               (6)   it has entered into a binding written
       agreement, in form and substance satisfactory to the Administrator, for the acquisition by the Borrower of all telephone lines and facilities (excluding real estate) used or useful in the telephone business operated as the Gordonsville Home Telephone Company by B. D. Haynes and Floy Heston Haynes, his wife, of Gordonsville, Tennessee;

               (7) it has a total of 160 subscribers for service from the facilities to be constructed with C Loan funds, including subscribers from the Gordonsville Home Telephone company facilities to be acquired, and held orders or signed applicants; and

               (8) it has obtained the sum of $1600 in equity payments, on behalf of subscribers to receive service as a result of the C Loan, in addition to the $7,970 of equity funds shown, on the Borrower's Financial Requirement Statement numbered 9, dated November 27, 1953, to have been collected from or on behalf of subscribers to service from facilities financed with funds from loans made prior to the C Loan, and has deposited said additional equity funds in the Special Construction Account provided for in section 2.4 hereof.

The first advance of funds on account of the C Loan, in an amount not in excess of $4,000, shall be made by the Government (upon compliance by the Borrower with all conditions of this agreement precedent to the advance of C Loan funds) only for the purpose of enabling the Borrower to consummate the acquisition of the telephone lines and facilities described in subsection (C)
(6) of this section 2.1. The Government shall be under no obligation to make any further advances on account of the C Loan until the Borrower shall have submitted evidence, satisfactory in form and substance to the Administrator, that: (1) such acquisition has been duly consummated in accordance with the terms and conditions of the sales agreement, previously approved by the Administrator; and (2) the Borrower has obtained a total of $3,945 in equity payments on behalf of subscribers to receive service as a result of the C Loan, including the $1600 initial equity deposit required under section 2.1
(C) (8) hereof, and deposited said additional equity funds in the Special Construction Account provided for in section 2.4 hereof.

       SEC. 3.   Section 2.4 of article II of the Loan Contract is amended
by changing the amount "$10,365" appearing in the fourth sentence thereof, to $18,255" and by adding at the end of said section 2.4 a sentence reading as follows:

       The Borrower shall expend each advance on account of the Loan or equity funds only for such of the purposes specified in the statement of purposes accompanying the requisition for such advance or equity funds as shall have been approved by the Administrator.

       SEC. 4.   Article IV of the Loan Contract is amended by deleting
therefrom section 4.19 (relating to "Signs and Pole Marking") and by renumbering the remaining sections of article IV of the Loan Contract accordingly.

       SEC. 5.   Section 4.21 (formerly section 4.22) of article IV of the
Loan Contract is amended to read as follows:

       SEC. 4.21. Equity Funds. The Borrower shall submit to the Administrator, with each requisition submitted by the Borrower pursuant to section 2.2 hereof, evidence that the Borrower has collected and deposited in the Special Construction Account, equity funds in an amount equal to the product of $15.00 times the number of subscribers for whom telephone service has been furnished or improved as a result of funds from loans made prior to the C Loan, plus the product of $12.00 times the number of acquired subscribers for whom telephone service has been improved as a result of the C Loan, plus the product of $50.00 times the number of new subscribers for whom telephone service has been furnished initially as a result of the C Loan, until a total of $18,255.00, including the initial equity funds previously deposited by the Borrower pursuant to the provisions of section 2.1 hereof, has been collected and deposited.

       SEC. 6.   This agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.

       IN WITNESS WHEREOF the Borrower has caused this agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto authorized, and the Government has caused this agreement to be duly executed, all as of the day and year first above written.


                                     DEKALB TELEPHONE COOPERATIVE


                                     by: /s/ Clay Avant
                                         ________________________________
                                            President

(Seal)

Attest: /s/ M.D. Robinson
        ________________________
          Secretary
                                     UNITED STATES OF AMERICA


                                     by: ________________________________
                                            Administrator
                                                  of
                                     Rural Electrification Administration